As filed with the Securities and Exchange Commission on March 16th, 2009

Registration No. 333-144118

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CCF HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Georgia	58-2173616
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 North Main Street, Jonesboro, Georgia 30236

(Address of principal executive offices and zip code)

CCF HOLDING COMPANY 2007 STOCK INCENTIVE PLAN

(Full Title of the Plan)

David B. Turner

101 North Main Street

Jonesboro, Georgia 30236

(Name and address of agent for service)

(770) 478-8881

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.10 par value	400,000 Shares	$17.74	$7,096,000	$217.85

(1)	Pursuant to Rule 416(a), this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended.

Deregistration of Unsold Securities.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed in order to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (File No. 333-144118), which was filed with the Securities and Exchange Commission on June 28, 2007 (the “Registration Statement”) by CCF Holding Company (the “Company”), regarding an aggregate of 400,000 shares of the Company’s common stock reserved for issuance under the CCF Holding Company 2007 Stock Incentive Plan.

As of December 31, 2008, the Company had fewer than 300 shareholders of record. As a result, immediately after the filing of this Post-Effective Amendment No. 1 to Form S-8, the Company will file a Form 15 to deregister its common stock under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934. On March 6, 2009, the Company filed a Form 25 to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jonesboro, State of Georgia, on this the 16th day of March, 2009.

CCF HOLDING COMPANY

By:	/s/ David B. Turner
David B. Turner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 16th day of March, 2009.

Signature	Title

/s/ David B. Turner	President, Chief Executive Officer
David B. Turner	and Director (Principal Executive Officer)

/s/ Mary Jo Rogers	Chief Financial Officer
Mary Jo Rogers	(Principal Financial and Accounting Officer)

*	Chairman of the Board
John B. Lee, Jr.

*	Secretary, Treasurer and Director
Edward S. Kemp, Jr.

*	Executive Vice President and Director
Leonard A. Moreland

*	Director
Steven E. Boswell

*	Director
Roy V. Hall

Director
John T. Mitchell

*	Director
Charles S. Tucker

*By	/s/ David B. Turner
David B. Turner
Attorney-in-fact